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                                                                  Exhibit (e)(2)

                                 THE GALAXY FUND

                             DISTRIBUTION AGREEMENT
                                 Amendment No. 1

                                                                    May 31, 2001

PFPC Distributors, Inc.
3200 Horizon Drive
King of Prussia, PA  19406

Dear Sirs:

         This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Distribution Agreement between the Trust and PFPC Distributors, Inc. ("PFPC Distributors") dated as of January 2, 2001 (the "Agreement") is herewith amended to add the following additional distribution services:

         PFPC Distributors shall (i) fund four external wholesaler positions that will focus exclusively on increasing the sales and assets of the Trust, The Galaxy VIP Fund and Galaxy Fund II and (ii) establish eight internal wholesaler positions that will concentrate exclusively on building relationships and growing the assets of the Trust, The Galaxy VIP Fund and Galaxy Fund II via the Alliance partner distribution channel. In addition, PFPC Distributors shall fund additional distribution and marketing initiatives as identified by Fleet Investment Management.

         If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.

                                                Very truly yours,

                                                THE GALAXY FUND


                                                By:    /s/ John T. O'Neill
                                                       -------------------
                                                Name:  John T. O'Neill
                                                Title: President

Accepted:

PFPC DISTRIBUTORS, INC.

By:    /s/ Christine P. Ritch
       ----------------------
Name:  Christine P. Ritch
Title: Chief Legal Officer and Secretary